July 16, 2001

                                    Beth Copeland - Media
                                    (317) 269-1395
                                    William J. Brunner - Shareholders & Analysts
                                    (317) 269-1614

                                    FOR IMMEDIATE RELEASE


     First Indiana Announces Record Earnings of $6.8 Million, an 11 Percent
                         Increase Over The Previous Year
                    Business Loans Outstanding Up 51 Percent
     Non-Interest Income Increases 63 Percent, Exclusive of Somerset Merger


         (Indianapolis) -- First Indiana Corporation today announced record quarterly earnings of $6.8 million, or $0.53 per diluted share, for the quarter ended June 30, 2001. This represents an 11 percent increase over second quarter 2000 earnings of $6.2 million, or $0.48 per diluted share.

         For the six months ended June 30, 2001, First Indiana's earnings were $13.5 million, or $1.05 per diluted share, compared with $11.7 million, or $0.91 per diluted share, for the same period in 2000, a 16 percent increase.

         "For the past several years, First Indiana has concentrated on becoming a relationship-oriented bank with the goal of earning 100 percent of our clients' business," said Robert H. McKinney, Chairman. "Our focus on this strategy has generated solid earnings through several factors, including growth in loans, deposits, and non-interest income, along with the containment of non-interest expense."

         Business loan growth remained strong for the quarter, with $429 million in outstandings at June 30, 2001, compared to $284 million one year earlier, an increase of 51
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


First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 2


percent. "This growth is a reflection of our focus on relationship management with business clients in the market," said Marni McKinney, Vice Chairman and Chief Executive Officer. "The growth further exemplifies our progression from a thrift to a commercial bank."

         Because of the continued growth in First Indiana's business lending activities, First Indiana has taken steps to convert the charter of its thrift subsidiary to a national bank charter. First Indiana expects to receive final regulatory approval so that the conversion can occur by the end of this month. Current thrift law generally limited First Indiana's business loans outstanding to 10 percent of assets. National bank regulations contain no such restriction. "We are seeking to build long-term relationships with clients by helping them make wise financial decisions," said Ms. McKinney. "A national bank charter will enable us to deliver our mission to more clients more effectively and better serve the comprehensive financial needs of businesses in our community."

         Net interest margin for the quarter was 3.73 percent, compared with
3.89 percent for the second quarter of 2000. "Recent interest rate decreases have placed pressure on our margin because yields on earning assets have been falling more rapidly than we can reduce funding costs," Ms. McKinney said. "We are actively managing the effects of this dramatic change in rates to minimize the impact on the net interest margin. Our disciplined
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


First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 3


approach to pricing and our continued active rate risk management are key components in returning our margin to higher levels."

         Non-interest income for the second quarter 2001 was $11.4 million, compared with $10.8 million for the first quarter 2001 and $5.4 million for the second quarter last year. Major contributors to this growth over last year were a 131 percent increase on the sale of loans, plus continued growth in fee revenue, including an 83 percent increase in loan and deposit charges, a 45 percent increase in trust fees, and a 50 percent increase in loan fees.

        "The increase in our gain on the sale of loans is due partially to improved sale prices brought on by declining interest rates," explained Ms. McKinney. "Our fee revenue increases resulted from our strategy of expanding client relationships and the merger with Somerset in September 2000."

         Non-interest expense was $16.7 million for the second quarter 2001, an increase of only $25,000 over the first quarter of 2001. Non-interest expense was $12.3 million for the second quarter in 2000, which did not include Somerset.

         Despite an uncertain regional and national economy, non-performing assets increased modestly to $37.8 million at June 30, 2001, compared to $36.6 million at March 31, 2001. "Credit quality continues to be an important emphasis at First Indiana," said Ms. McKinney.
                                                            -more-

First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 4


         First Indiana Corporation (NASD - FISB) is the holding company for First Indiana Bank, the largest bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a full-service bank offering comprehensive financial solutions to businesses and individuals. Through Somerset Financial Services and FirstTrust Indiana, First Indiana offers a full array of tax planning, consulting, wealth management, and investment advisory and trust services. First Indiana Bank has $2.1 billion in assets and 26 offices in Central Indiana. The Bank also has construction and consumer loan offices in Indiana and in Arizona, Florida, Illinois, North Carolina, Oregon, and Ohio. First Indiana also originates consumer loans in 46 states through a national network. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. First Indiana intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are
                                     -more-

First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 5


changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, substantial changes in financial markets, changes in real estate values and the real estate market, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.

First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 6


Financial Highlights
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)



                                                                       For the Three Months Ended
                                                                                 June 30
                                                                ------------------------------------
                                                                     2001                2000
                                                                ----------------    ----------------
Total Interest Income                                                  $ 40,877            $ 43,184
Total Interest Expense                                                   21,997              23,623
Net Earnings                                                              6,843               6,179

Basic Earnings Per Share                                                   0.54                0.49
Diluted Earnings Per Share                                                 0.53                0.48
Dividends Per Share                                                        0.16                0.14

Net Interest Margin                                                        3.73 %              3.89 %
Net Interest Spread                                                        3.03                3.18
Efficiency Ratio                                                          55.17               49.49
Return on Average Equity                                                  13.15               13.55
Return on Average Assets                                                   1.30                1.20
Average Shares Outstanding                                           12,518,102          12,622,194
Average Diluted Shares Outstanding                                   12,883,657          12,797,327


                                                                       For the Six Months Ended
                                                                                 June 30
                                                                ------------------------------------
                                                                     2001                2000
                                                                ----------------    ----------------
Total Interest Income                                                  $ 83,480            $ 83,440
Total Interest Expense                                                   45,474              44,918
Net Earnings                                                             13,533              11,696

Basic Earnings Per Share                                                   1.08                0.93
Diluted Earnings Per Share                                                 1.05                0.91
Dividends Per Share                                                        0.32                0.28

Net Interest Margin                                                        3.77 %              3.91 %
Net Interest Spread                                                        3.05                3.22
Efficiency Ratio                                                          55.46               50.80
Return on Average Equity                                                  13.25               12.97
Return on Average Assets                                                   1.30                1.16
Average Shares Outstanding                                           12,500,217          12,614,938
Average Diluted Shares Outstanding                                   12,865,045          12,797,992


                                                                              At June 30
                                                                ------------------------------------
                                                                     2001                2000
                                                                ----------------    ----------------
Assets                                                              $ 2,128,550         $ 2,119,047
Loans                                                                 1,850,396           1,848,394
Deposits                                                              1,435,008           1,376,203
Shareholders' Equity                                                    209,558             185,058
Shareholders' Equity/Assets                                                9.85 %              8.73 %
Shareholders' Equity Per Share                                          $ 16.76             $ 14.67
Market Closing Price                                                      26.03               19.88
Shares Outstanding                                                   12,505,789          12,614,603



First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 7


Condensed Consolidated Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)


                                                               June 30        March 31         June 30
                                                                 2001           2001            2000
                                                            -----------------------------------------------
Assets
  Cash                                                            $ 43,183        $ 34,825        $ 34,767
  Federal Funds Sold                                                     -          21,000          21,000
                                                            -----------------------------------------------
    Total Cash and Cash Equivalents                                 43,183          55,825          55,767
  Securities Available for Sale                                    154,527         158,768         151,495
  Federal Home Loan Bank Stock                                      21,591          21,591          21,591
  Loans
    Business                                                       429,140         356,851         283,833
    Consumer                                                       727,543         748,509         746,197
    Residential Mortgage                                           398,354         441,423         538,505
    Single-Family Construction                                     240,722         216,186         238,004
    Commercial Real Estate                                          54,637          51,526          41,855
                                                            -----------------------------------------------
  Total Loans                                                    1,850,396       1,814,495       1,848,394
    Allowance for Loan Losses                                      (35,304)        (34,747)        (31,498)
                                                            -----------------------------------------------
  Net Loans                                                      1,815,092       1,779,748       1,816,896
  Premises and Equipment                                            20,918          20,055          17,282
  Accrued Interest Receivable                                       17,325          16,848          16,201
  Real Estate Owned - Net                                            2,972           3,225           2,905
  Goodwill                                                          13,482          13,602           1,581
  Other Assets                                                      39,460          37,326          35,329
                                                            -----------------------------------------------
Total Assets                                                    $2,128,550     $ 2,106,988     $ 2,119,047
                                                            ===============================================

Liabilities and Shareholders' Equity
  Liabilities
    Non-Interest-Bearing Deposits                                $ 165,392       $ 133,009       $ 130,127
    Interest-Bearing Deposits
        Demand Deposits                                            113,166         110,664         113,960
        Savings Deposits                                           411,498         399,485         360,565
        Certificates of Deposit                                    744,952         799,151         771,551
                                                            -----------------------------------------------
      Total Interest-Bearing Deposits                            1,269,616       1,309,300       1,246,076
                                                            -----------------------------------------------
    Total Deposits                                               1,435,008       1,442,309       1,376,203
    Short-Term Borrowings                                          117,388         110,001         111,177
    Federal Home Loan Bank Advances                                326,652         306,719         421,759
    Accrued Interest Payable                                         5,229           6,289           6,845
    Advances by Borrowers for Taxes and Insurance                   12,574          13,756           3,528
    Other Liabilities                                               22,141          22,197          14,477
                                                            -----------------------------------------------
  Total Liabilities                                              1,918,992       1,901,271       1,933,989
                                                            -----------------------------------------------
  Shareholders' Equity
    Preferred Stock                                                      -               -               -
    Common Stock                                                       138             136             137
    Capital Surplus                                                 40,910          40,656          39,399
    Retained Earnings                                              180,543         175,712         161,211
    Accumulated Other Comprehensive Income (Loss)                    3,062           3,459          (1,443)
    Treasury Stock at Cost                                         (15,095)        (14,246)        (14,246)
                                                            -----------------------------------------------
  Total Shareholders' Equity                                       209,558         205,717         185,058
                                                            -----------------------------------------------
Total Liabilities and Shareholders' Equity                      $2,128,550     $ 2,106,988     $ 2,119,047
                                                            ===============================================

Certain amounts in prior periods have been reclassified to conform to current period presentation.



First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 8


Condensed Consolidated Statements of Earnings
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)


                                                          Three Months Ended June 30     Six Months Ended June 30
                                                         -----------------------------------------------------------
                                                              2001           2000           2001          2000
                                                         -----------------------------------------------------------
Interest Income
  Loans                                                        $ 37,762       $ 39,981       $ 77,162      $ 77,049
  Securities Available for Sale                                   2,540          2,565          5,135         5,226
  Dividends on Federal Home Loan Bank Stock                         417            418            843           823
  Federal Funds Sold                                                158            220            340           342
                                                         -----------------------------------------------------------
    Total Interest Income                                        40,877         43,184         83,480        83,440
                                                         -----------------------------------------------------------
Interest Expense
  Deposits                                                       16,075         15,905         33,213        30,300
  Short-Term Borrowings                                           1,126          6,143          2,552        11,673
  Federal Home Loan Bank Advances                                 4,796          1,575          9,709         2,945
                                                         -----------------------------------------------------------
    Total Interest Expense                                       21,997         23,623         45,474        44,918
                                                         -----------------------------------------------------------
Net Interest Income                                              18,880         19,561         38,006        38,522
  Provision for Loan Losses                                       2,439          2,439          4,878         4,878
                                                         -----------------------------------------------------------
Net Interest Income After Provision for Loan Losses              16,441         17,122         33,128        33,644
                                                         -----------------------------------------------------------

Non-Interest Income
  Loan and Deposit Charges                                        3,354          1,833          5,347         3,413
  Loan Servicing Income                                             123            298            451           594
  Loan Fees                                                       1,010            675          1,993         1,332
  Trust Fees                                                        535            368          1,035           674
  Other Financial Services Fees                                   2,226              -          6,295             -
  Insurance Commissions                                             468             33            803            66
  Sale of Loans                                                   3,015          1,303          5,163         2,324
  Sale of Investment Securities                                       -             32              -            43
  Other                                                             701            837          1,169         1,711
                                                         -----------------------------------------------------------
    Total Non-Interest Income                                    11,432          5,379         22,256        10,157
                                                         -----------------------------------------------------------
Non-Interest Expense
  Salaries and Benefits                                           9,389          6,540         18,916        13,395
  Net Occupancy                                                     909            667          1,823         1,347
  Equipment                                                       1,791          1,537          3,476         2,957
  Professional Services                                           1,015            713          1,943         1,405
  Marketing                                                         691            646          1,381         1,142
  Office Supplies and Postage                                       578            418          1,136           888
  Real Estate Owned Operations - Net                                 19             32             22            59
  Goodwill Amortization                                             237             18            463            36
  Other                                                           2,093          1,772          4,259         3,502
                                                         -----------------------------------------------------------
    Total Non-Interest Expense                                   16,722         12,343         33,419        24,731
                                                         -----------------------------------------------------------
Earnings Before Income Taxes                                     11,151         10,158         21,965        19,070
  Income Taxes                                                    4,308          3,979          8,432         7,374
                                                         -----------------------------------------------------------
Net Earnings                                                    $ 6,843        $ 6,179       $ 13,533      $ 11,696
                                                         ===========================================================

Basic Earnings Per Share                                         $ 0.54         $ 0.49         $ 1.08        $ 0.93
                                                         ===========================================================

Diluted Earnings Per Share                                       $ 0.53         $ 0.48         $ 1.05        $ 0.91
                                                         ===========================================================

Dividends Per Common Share                                       $ 0.16         $ 0.14         $ 0.32        $ 0.28
                                                         ===========================================================

Certain amounts in prior periods have been reclassified to conform to current period presentation.



First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 9




Average Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

                                                                                         2nd Quarter    2nd Quarter
                                                                                            2001           2000
                                                                                        ------------------------------
Assets
  Federal Funds Sold                                                                         $ 14,846        $ 13,857
  Securities Available for Sale                                                               178,714         173,228
  Loans                                                                                     1,827,029       1,824,280
                                                                                        ------------------------------
Total Earning Assets                                                                        2,020,589       2,011,365
  Other Assets                                                                                 98,629          67,413
                                                                                        ------------------------------
Total Assets                                                                               $2,119,218     $ 2,078,778
                                                                                        ==============================

Liabilities and Shareholders' Equity
    Interest-Bearing Deposits
        Demand Deposits                                                                     $ 121,190       $ 120,280
        Savings Deposits                                                                      401,964         356,649
        Certificates of Deposit                                                               773,851         772,525
                                                                                        ------------------------------
      Total Interest-Bearing Deposits                                                       1,297,005       1,249,454
      Fed Funds Purchased & Securities Sold under Agreements to Repurchase                    108,444         107,813
      Federal Home Loan Bank Advances                                                         333,403         389,331
                                                                                        ------------------------------
    Total Interest-Bearing Liabilities                                                      1,738,852       1,746,598
    Non-Interest-Bearing Demand Deposits                                                      126,330         112,185
    Other Liabilities                                                                          45,335          36,630
    Shareholders' Equity                                                                      208,701         183,365
                                                                                        ------------------------------
Total Liabilities and Shareholders' Equity                                                 $2,119,218     $ 2,078,778
                                                                                        ==============================




                                                                                             YTD            YTD
                                                                                            2001           2000
                                                                                        ------------------------------
Assets
  Federal Funds Sold                                                                         $ 13,986        $ 11,299
  Securities Available for Sale                                                               179,752         174,757
  Loans                                                                                     1,811,270       1,784,515
                                                                                        ------------------------------
Total Earning Assets                                                                        2,005,008       1,970,571
  Other Assets                                                                                 93,876          66,365
                                                                                        ------------------------------
Total Assets                                                                               $2,098,884     $ 2,036,936
                                                                                        ==============================

Liabilities and Shareholders' Equity
    Interest-Bearing Deposits
        Demand Deposits                                                                     $ 119,206       $ 118,157
        Savings Deposits                                                                      393,890         357,489
        Certificates of Deposit                                                               781,053         750,691
                                                                                        ------------------------------
      Total Interest-Bearing Deposits                                                       1,294,149       1,226,337
      Fed Funds Purchased & Securities Sold under Agreements to Repurchase                    107,611         104,102
      Federal Home Loan Bank Advances                                                         329,087         380,634
                                                                                        ------------------------------
    Total Interest-Bearing Liabilities                                                      1,730,847       1,711,073
    Non-Interest-Bearing Demand Deposits                                                      119,534         108,082
    Other Liabilities                                                                          42,519          36,402
    Shareholders' Equity                                                                      205,984         181,379
                                                                                        ------------------------------
Total Liabilities and Shareholders' Equity                                                 $2,098,884     $ 2,036,936
                                                                                        ==============================

Certain amounts in prior periods have been reclassified to conform to current period presentation.



First Indiana Corporation Announces Record Quarterly Earnings
July 16, 2001
Page 10




Loan Charge-Offs and Recoveries
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

                                                                           For the Three Months Ended
                                                              June 30, 2001        March 31, 2001         June 30, 2000
                                                            ---------------------------------------------------------------

Charge-Offs
    Business                                                             $ 176                    $ 23                 $ 8
    Consumer                                                             1,592                   1,253               1,062
    Residential Mortgage                                                    41                      48                  19
    Single-Family Construction                                             248                      45                 297
    Commercial Real Estate                                                 117                      68                   -
                                                            ---------------------------------------------------------------
Total Charge-Offs                                                        2,174                   1,437               1,386
                                                            ---------------------------------------------------------------
Recoveries
    Business                                                                83                      10                  41
    Consumer                                                               170                     148                 228
    Residential Mortgage                                                    12                       -                   6
    Single-Family Construction                                              27                       9                  40
                                                            ---------------------------------------------------------------
Total Recoveries                                                           292                     167                 315
                                                            ---------------------------------------------------------------
Net Charge-Offs                                                        $ 1,882                 $ 1,270             $ 1,071
                                                            ===============================================================



Net Charge-Offs to Average Loans (Annualized)                            0.41%                   0.28%               0.23%



Non-Performing Assets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

                                                              June 30, 2001        March 31, 2001         June 30, 2000
                                                            ---------------------------------------------------------------

Non-Accrual Loans                                                     $ 29,298                $ 27,695            $ 20,365
Impaired Loans                                                           5,557                   5,704                   -
Real Estate Owned - Net                                                  2,972                   3,225               2,905
                                                            ---------------------------------------------------------------
Total Non-Performing Assets                                           $ 37,827                $ 36,624            $ 23,270
                                                            ===============================================================



Allowance for Loan Losses to Loans                                       1.91%                   1.91%               1.70%
Allowance for Loan Losses
   to Non-Performing Loans                                             101.29%                 104.04%             154.67%
Total Loan and REO Loss Allowance
   to Non-Performing Assets                                             93.42%                  94.94%             134.62%
Total Non-Performing Assets
   to Total Loans and REO                                                2.04%                   2.01%               1.26%




                                      -30-